UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

MPW INDUSTRIAL SERVICES GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:	(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:	(4) Date Filed:

9711 Lancaster Road, S.E.

Hebron, Ohio 43025

October 28, 2005

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held on Thursday, December 1, 2005, at 9:00 a.m. Eastern Time, at the Company’s principal executive offices located at 9711 Lancaster Road, S.E., Hebron, Ohio 43025.

The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon. In addition to the specific matters to be acted upon, there will be a report from the Company and an opportunity for questions of general interest to the shareholders.

It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date, and promptly return the enclosed proxy in the envelope provided.

I look forward to seeing you at the meeting.

Sincerely yours,

/s/ MONTE R. BLACK

Monte R. Black Chairman of the Board of Directors, Chief Executive Officer and President

9711 Lancaster Road, S.E.

Hebron, Ohio 43025

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 1, 2005

To the Shareholders of

MPW Industrial Services Group, Inc.:

The Annual Meeting of Shareholders of MPW Industrial Services Group, Inc. (the “Company”) will be held at the Company’s principal executive offices located at 9711 Lancaster Road, S.E., Hebron, Ohio 43025 on Thursday, December 1, 2005, at 9:00 a.m. Eastern Time for the following purposes:

1.	To elect five Directors to serve for the ensuing year; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on October 20, 2005, will be entitled to vote at the meeting and any adjournment thereof. A list of such shareholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the Company’s principal office.

By Order of the Board of Directors

/s/ ROBERT VALENTINE

Robert Valentine
Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer

Hebron, Ohio

October 28, 2005

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE.

MPW INDUSTRIAL SERVICES GROUP, INC.

9711 Lancaster Road, S.E.

Hebron, Ohio 43025

PROXY STATEMENT FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 1, 2005

MPW Industrial Services Group, Inc. (the “Company”) is mailing this Proxy Statement to the shareholders of the Company in connection with the solicitation of proxies by the Company’s Board of Directors. These proxies will be used at the Annual Meeting of Shareholders to be held at 9:00 a.m. Eastern Time on Thursday, December 1, 2005, at the Company’s principal executive offices located at 9711 Lancaster Road, S.E., Hebron, Ohio 43025 and at any adjournment thereof (the “Annual Meeting”).

If a shareholder properly executes and returns the enclosed form of proxy, it will be voted according to his or her instructions. If no instructions are given, it will be voted (i) for the election as Directors of the five nominees named below, and (ii) in the discretion of the proxies with respect to any other matter that may come before the meeting. Any shareholder may revoke a previously granted proxy by giving notice of revocation to the Company in writing or in open meeting before the proxy is exercised. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

The Company will pay the expenses of soliciting proxies, including the charges and expenses of brokers, nominees, fiduciaries and custodians incurred in sending proxy materials to principals and obtaining their instructions. In addition to the use of the mail, proxies may be solicited in person, by telephone or facsimile. Directors, officers and regular employees of the Company may solicit proxies without additional compensation.

This Proxy Statement, Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders on or about October 28, 2005.

VOTING

The Board of Directors has fixed the close of business on October 20, 2005, as the record date (the “Record Date”) for determining shareholders entitled to notice of and to vote at the Annual Meeting. On October 20, 2005, there were outstanding 10,716,207 shares of the Company’s Common Stock, without par value (“Common Stock”), all of one class and all of which are entitled to be voted at the Annual Meeting. Holders of issued and outstanding shares of Common Stock are entitled to one vote for each share held by them.

At the Annual Meeting, the results of shareholder voting will be tabulated by the inspector of elections appointed for the Annual Meeting. Under Ohio law and the Company’s Code of Regulations, properly executed proxies either marked “abstain” or held in “street name” by brokers that are not voted on one or more particular proposals (if otherwise voted on at least one proposal) will be counted for purposes of determining whether a quorum has been achieved at the Annual Meeting but will not be treated as either a vote for or a vote against any of the proposals to which such abstention or broker non-vote applies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company’s Common Stock is the only outstanding class of voting securities. The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of October 20, 2005 by (a) each person who owns beneficially more than 5% of the Common Stock of the Company to the extent known to management, (b) each director and named executive officer of the Company, and (c) all directors and executive officers of the Company, as a group. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares that are shown as beneficially owned by them.

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Monte R. Black (2)	6,447,654	60.2%

Susan K. Black	620,000	5.8%

James P. Mock (3)	207,000	1.9%

Robert Valentine (4)	30,000	*

Alfred Friedman (5)	13,000	*

Pete A. Klisares (6)	16,000	*

Timothy A. Walsh (6)	15,500	*

Luke Feck (7)	11,000	*

All directors and executive officers as a group (7 persons) (8)	6,740,154	62.9%

Tontine Capital Partners, L.P. and related entities (9) 55 Railroad Avenue 3rd Floor Greenwich, Connecticut 06830	801,200	7.5%

National City Corp. (10) 1900 East Ninth Street Cleveland, Ohio 44114	560,840	5.2%

Bank of America Corporation and related entities (11) 100 North Tryon Street Floor 25 Bank of America Corporate Center Charlotte, North Carolina 28255	551,306	5.1%

*	less than 1%

(1)	The “Percent of Class” is based on the 10,716,207 common shares outstanding on October 20, 2005, and includes the number of common shares that the named person has the right to acquire beneficial ownership of upon the exercise of stock options exercisable within 60 days of October 20, 2005.
(2)	Includes (i) 620,000 shares of Common Stock held by Mr. Black’s wife, Susan K. Black, (ii) 39,954 shares of Common Stock held by Mr. Black’s children and (iii) an aggregate of 547,840 shares of Common Stock held in trust for Mr. Black’s children. Mr. Black disclaims beneficial ownership of the foregoing shares. Also includes 135,000 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days. Mr. And Mrs. Black’s address is c/o MPW Industrial Services Group, Inc., 9711 Lancaster Rd S.E., Hebron, Ohio 43025.
(3)	Includes 206,000 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.

(4)	Includes 30,000 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.
(5)	Includes 13,000 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.
(6)	Includes 14,000 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.
(7)	Includes 9,000 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.
(8)	Includes (i) 620,000 shares of Common Stock held by Mr. Black’s wife, Susan K. Black, (ii) 39,954 shares of Common Stock held by Mr. Black’s children and (iii) an aggregate of 547,840 shares of Common Stock held in trust for Mr. Black’s children. Mr. Black disclaims beneficial ownership of the foregoing shares. Includes 421,000 shares of Common Stock subject to options to purchase, which are currently exercisable or exercisable within 60 days.
(9)	Tontine Capital Partners, L.P. (“Tontine”) reported in a Form 13G, dated September 9, 2005 and filed with the Securities and Exchange Commission (“SEC”) on September 19, 2005, that it held 801,200 shares of Common Stock. Tontine reported that it has shared voting and investment power on all shares of Common Stock held.
(10)	National City Corp. (“NCC”) reported in a Form 13G, dated December 31, 2004 and filed with the SEC on February 14, 2005, that it held 560,840 shares of Common Stock. NCC reported that it has sole voting power on 560,840 shares of Common Stock, sole investment power on 547,840 shares of Common Stock and shared investment power on 13,000 shares of Common Stock. The shares held by NCC include 547,840 shares of Common Stock held in trust for Mr. Black’s children.
(11)	Bank of America Corporation (“Bank of America”) reported in a Form 13G, dated December 31, 2004 and filed with the SEC on February 14, 2005, that it held 551,306 shares of Common Stock. Bank of America reported that it has shared voting and investment power on all shares of Common Stock held.

PROPOSAL: ELECTION OF DIRECTORS

Information Concerning the Nominees

Five Directors will be elected at the Annual Meeting. Each Director elected at the Annual Meeting will hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal from office. The Company’s management intends that the shares represented by the enclosed proxy will be voted, unless the shareholder executing the proxy otherwise instructs, for the election to the Board of Directors of each of the five nominees named below. Under Ohio law and the Company’s Code of Regulations, the nominees receiving the greatest number of votes will be elected as Directors.

The Company has no reason to believe that any of such nominees will be unable, if elected, to serve as a Director. However, if such an event should occur, the Company’s management intends that the shares represented by the enclosed proxy will be voted for the remainder of the nominees, and for such substitute nominee or nominees as may be selected by the Company’s current Board of Directors.

All of the nominees for Director named below are currently serving as Directors of the Company for terms expiring at the Annual Meeting. Messrs. Klisares, Friedman, Walsh and Feck became Directors of the Company in February 1998, November 1998, September 1994 and December 2002, respectively. Mr. Black has served as the Chairman of the Board of Directors since founding the Company in 1972.

The following table sets forth information regarding each of the persons nominated for election to the Board of Directors. Certain biographical information, as of October 20, 2005, concerning the age, principal occupation, other affiliations and business experience during the last five years for each of the persons nominated for election to the Board of Directors has been furnished to the Company by such nominee and is described below the table.

Name	Age	Position
Monte R. Black	55	Chairman of the Board of Directors, Chief Executive Officer and President
Pete A. Klisares	69	Director
Alfred Friedman	64	Director
Timothy A. Walsh	44	Director
Luke Feck	70	Director

Monte R. Black originally founded the Company in 1972 and has served as Chief Executive Officer and Chairman of the Board of Directors since that time. Mr. Black was appointed President in June 2001 and has served in that capacity since that time. From June 2001 through June 2004, Mr. Black also served as Chief Operating Officer of the Company.

Alfred Friedman has served as a Director of the Company since November 1998. Mr. Friedman has been an independent financial consultant since 1998 and prior thereto was a partner at PricewaterhouseCoopers LLP, an accounting firm, or its predecessor firms since 1974. Mr. Friedman also serves as a director of SEA Ltd.

Pete A. Klisares has served as a Director of the Company since February 1998. Mr. Klisares is a principal of MIGG Capital, an Ohio-based venture capital company. Mr. Klisares previously served as President, Chief Operating Officer and a director of Karrington Health, Inc., a provider of assisted living facilities, from August 1997 to June 1999. Mr. Klisares serves as a director of Vistacare, Inc., a hospice company.

Timothy A. Walsh has served as a Director of the Company since September 1994. Mr. Walsh has served as President and Chief Executive Officer of Farm Family Holdings, Inc., a holding company that owns property and casualty insurance companies and a life insurance company, since February 2003 and Executive Vice President, Chief Financial Officer and Treasurer of Farm Family Holdings, Inc. since July 1999. Mr. Walsh also serves as a director of Farm Family Holdings, Inc.

Luke Feck has served as a Director of the Company since December 2002. Mr. Feck served as Senior Vice President, Corporate Communications of American Electric Power, a multinational energy company, from January 1990 to February 2000, upon his retirement.

Executive Officers

In addition to Mr. Black, information with respect to whom is set forth above, the executive officers of the Company include the following:

Robert Valentine (age 45). Mr. Valentine joined the Company in July 2003 as Vice President, Chief Financial Officer (“CFO”), Secretary and Treasurer. In July 2004, Mr. Valentine was also appointed to serve in the capacity of Chief Operating Officer. Prior to joining the Company, Mr. Valentine served as CFO of Liqui-Box Corporation, a manufacturer and designer of liquid package systems, from 2001 through the acquisition of the company by DuPont Canada in 2002. He also served as Division Chief Executive Officer and CFO for WW Holdings Inc., an industrial products manufacturing company, from 1997 to 2001.

James P. Mock (age 60). Mr. Mock joined the Company in October 1996 as Vice President and General Manager of the Northern Region, Industrial Cleaning. Mr. Mock Served as Vice President and General Manager of Industrial Cleaning and Facility Maintenance from July 1997 through June 2004. In July 2004, Mr. Mock was appointed Vice President and General Manager, Corporate Shared Services.

Independence of Directors

The rules of The Nasdaq Stock Market, Inc. (“Nasdaq”) require that a majority of the Company’s Board of Directors be independent directors. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the Nasdaq rules, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board of Directors reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities as they may relate to the Company and its management. Based on those reviews and discussions, the Board of Directors has determined that at least a majority of its members are independent. The independent directors of the Company are: Messrs. Friedman, Walsh, Klisares and Feck. Mr. Black does not qualify as independent under the Nasdaq rules.

In addition, as required by Nasdaq rules, the members of the Audit Committee each qualify as “independent” under special standards established by the Securities and Exchange Commission (“SEC”) for members of audit committees. Each member of the Audit Committee is able to read and understand fundamental financial statements, including the Company’s balance sheets, income statements and cash flow statements. Also, as required by Nasdaq rules, the members of the Compensation and Stock Option Committee and the Corporate Governance and Nominating Committee each qualify as “independent.”

Committees of the Board of Directors and Meetings Held

During the Company’s fiscal year ended June 30, 2005 (“fiscal 2005”), the Board of Directors of the Company held a total of five meetings.

The Board of Directors has established an Executive Committee, a Compensation and Stock Option Committee, an Audit Committee, a Corporate Governance and Nominating Committee and an Outside Director Committee. The Board has adopted charters for each of the Audit Committee, the Compensation and Stock Option Committee and the Corporate Governance and Nominating Committee. Copies of these charters are available on the Company’s website at www.mpwservices.com under “Investor Relations—Corporate Governance.”

The Company has an Executive Committee that is empowered to exercise the power and authority of the Board of Directors between meetings of the Board of Directors. Messrs. Black, Klisares and Walsh are presently members of the Executive Committee, which met on two occasions during fiscal 2005. Mr. Black currently serves as Chairman of the Executive Committee.

The Compensation and Stock Option Committee (the “Compensation Committee”) of the Board of Directors met on four occasions during fiscal 2005. Messrs. Klisares and Walsh are presently members of the Compensation Committee, the primary functions of which are to review and approve salaries and other benefits for executive officers of the Company, to make recommendations to the Board of Directors with respect to the adoption of employee benefit programs and to administer the Company’s stock option plans and approve awards of stock options made under the Company’s 1997 Stock Option Plan. Mr. Klisares currently serves as Chairman of the Compensation Committee.

The Company has an Audit Committee, the primary functions of which are to oversee the accounting and auditing affairs of the Company and approve transactions between Mr. Black or other affiliates and the Company. Messrs. Friedman, Walsh, Klisares and Feck presently serve as members of the Audit Committee, which met on five occasions during fiscal 2005. Mr. Walsh currently serves as Chairman of the Audit Committee. The Board of Directors has also determined that Mr. Walsh qualifies as an “audit committee financial expert” for purposes of Item 401(h) of SEC Regulation S-K by virtue of his experience described on page 4. None of the members of the Audit Committee serves on the audit committee of more than two other public companies.

The Company has a Corporate Governance and Nominating Committee, the primary functions of which are to recommend nominations to the Board of Directors, recommend compensation for and oversee the performance of the Board of Directors and to oversee other matters of corporate governance. Messrs. Klisares and Feck presently serve as members of the Corporate Governance and Nominating Committee, which met on two occasions during fiscal 2005. Mr. Feck presently serves as Chairman of the Corporate Governance and Nominating Committee.

During fiscal 2004, the Company established a Lead Director position, the primary function of which is to work with management of the Company on strategic planning, improving operating efficiencies, oversight of human resources, the determination of compensation for employees of the Company whose compensation is not determined by the Compensation Committee and in such other areas as the Board of Directors shall designate. In addition, the Company established an Outside Director Committee comprised of independent members of the Board of Directors, which will meet with the Lead Director on such matters as the Lead Director or any other member of the Outside Director Committee shall determine. The Lead Director will serve as Chairman of the Outside Director Committee. Mr. Klisares will serve as the initial Lead Director. Messrs. Friedman, Walsh and Feck will also serve as members of the Outside Director Committee. The Outside Director Committee did not meet during fiscal 2005.

Each Director is expected to attend each meeting of the Board of Directors and the committees on which each Director serves. In fiscal 2005, each Director attended at least 75 percent of all the meetings of the Board of Directors and the Committees on which each Director serves.

The Company does not require attendance by the members of the Board of Directors at annual meetings of the shareholders since there is no Board of Directors meeting scheduled at that time; however, attendance is encouraged. All of the incumbent Directors attended the Company’s last annual meeting of shareholders held on December 1, 2004.

Nominating Procedures

In carrying out its responsibilities to identify and evaluate Director nominees, the Corporate Governance and Nominating Committee considers any factors, which it deems appropriate. These factors include, without limitation, judgment; skill; diversity; independence; strength of character; experience with businesses and organizations of comparable size; experience with a publicly traded company; experience and skill relative to other Board of Director members; desirability of the candidate’s membership on the Board of Directors and any committees of the Board of Directors; and the ability of the candidate to represent the Company’s shareholders. Depending on the current needs of the Board of Directors, certain factors may be weighed more or less heavily.

Although the Corporate Governance and Nominating Committee has not established any specific minimum qualifications for Director nominees, it believes that all Directors should have the highest character and integrity; a reputation for working constructively with others; sufficient time to devote to board matters; and no conflict of interest that would interfere with performance as a Director.

The Corporate Governance and Nominating Committee has the authority, to the extent it deems it necessary or appropriate, to retain consultants or search firms to assist in the identification of Director nominees. It also will consider candidates recommended by shareholders. The Corporate Governance and Nominating Committee evaluates candidates proposed by shareholders using the same criteria as for other candidates. A shareholder seeking to recommend a prospective nominee for consideration by the Corporate Governance and Nominating Committee should submit in writing the candidate’s name, address, qualifications and such other information as the shareholder thinks would be helpful to the Corporate Governance and Nominating Committee, to the Company’s Secretary in care of the Company at 9711 Lancaster Rd. S.E., Hebron, Ohio 43025. A written statement from the candidate consenting to serve as a Director, if elected, should accompany any such recommendation.

The Board of Directors, taking into account the recommendations of the Corporate Governance and Nominating Committee, selects nominees for election as Directors at each annual meeting of shareholders. In addition, any shareholder who desires to formally nominate an individual for election to the Company’s Board of Directors must follow the procedures set forth in the Company’s Code of Regulations. In order to nominate an individual for election as a Director at a meeting, a shareholder must give written notice of the shareholder’s intention to make such nomination. The notice must be sent to the Company’s Secretary, either delivered in person, or mailed to and received at, the Company’s principal executive offices at 9711 Lancaster Rd. S.E., Hebron, Ohio 43025 not less than 60 days nor more than 90 calendar days prior to the annual meeting of shareholders. However, if notice or public disclosure of the date of the meeting is given or made less than 105 calendar days prior to the meeting, the shareholder notice must be received by the Company’s Secretary not later than the close of business on the tenth calendar day following the day on which notice of the date of the meeting was mailed or publicly disclosed. The Company’s Secretary will deliver any shareholder notice received in a timely manner to the Corporate Governance and Nominating Committee for review. Each shareholder notice must include the following information as to each individual the shareholder proposes to nominate for election or re-election as a Director: (a) the name and address, as they appear on the Company’s books, of the shareholder giving the notice and of the beneficial owner, if any on whose behalf the nomination is made; (b) a representation that the shareholder giving the notice is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of Common Shares of the Company owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (c) a description of all arrangements or understandings between or among any of (i) the shareholder giving the notice, (ii) the beneficial owner on whose behalf the notice is given, (iii) each nominee and (iv) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice; (d) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or proposed to be nominated, by the Board of Directors; and (e) the signed consent of each nominee to serve as a director of the Company, if elected.

Communications with the Board of Directors

The Board of Directors believes it is important for shareholders to have a process to communicate with the Board of Directors, committees of the Board of Directors and individual Directors. Accordingly, any individual may contact any member of the Board of Directors, including any committee of the Board of Directors, by writing to them at:

MPW Industrial Services Group, Inc.

c/o Corporate Secretary

9711 Lancaster Rd. S.E.

Hebron, Ohio 43025

The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication,” as appropriate. All such letters must identify the author as a shareholder and clearly indicate whether the communication is directed to all members of the Board of Directors or to certain specified individual Directors. Copies of all such letters will be circulated to the appropriate Director or Directors. Correspondence marked “personal and confidential” will be delivered to the intended recipient.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that sets forth standards regarding honest and ethical conduct, full and timely disclosure and compliance with law. The Code of Business Conduct and Ethics applies to all employees, officers and directors of the Company, including the Company’s principal executive officer, principal financial officer and principal accounting officer or controller. A copy of the Code of Business Conduct and Ethics is available on the Company’s website at www.mpwservices.com under “Investor Relations—Corporate Governance.”

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The compensation discussion that follows has been prepared based on the actual plan and non-plan compensation awarded to, earned by or paid to the Company’s named executive officers during the periods presented. The Company’s compensation arrangements with its directors and certain arrangements with its named executive officers are described below.

Summary of Cash and Other Compensation

The following table sets forth the compensation paid or payable by the Company during the fiscal years ended June 30, 2005, 2004 and 2003, to those individuals serving as the registrant’s chief executive officer at any time during fiscal 2005 and the other executive officers of the Company.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation Awards	All Other Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)		Securities Underlying Options (#)
Monte R. Black
Chairman of the Board of Directors, Chief Executive Officer and President	2005 2004 2003	475,000 475,000 475,000	— — 179,973		60,880 50,258 —	(3) (3)	— — —	969 925 925	(2) (2) (2)
Robert Valentine (1)
Vice President, Chief Operating	2005	195,833	—				80,000	6,283	(2)
Officer, Chief Financial Officer, Secretary and Treasurer	2004	150,000	25,000	(4)	—		20,000	4,824	(2)
James P. Mock
Vice President and General Manager, Corporate Shared Services	2005 2004 2003	159,895 175,000 175,000	6,065 8,000 26,259		— —		— — —	5,343 6,339 5,974	(2) (2) (2)

(1)	Mr. Valentine joined the Company as Vice President, Chief Financial Officer, Secretary and Treasurer in July 2003.
(2)	Represents the Company’s match of contributions to the Company’s Savings Plan or Deferred Compensation Plan and the premiums paid by the Company on life insurance policies with the executives named as beneficiary.
(3)	Other Annual Compensation for Mr. Black included $35,795 and $33,627 of personal benefit from use of a plane leased by the Company from Mr. Black in fiscal 2005 and 2004, respectively.
(4)	The bonus received by Mr. Valentine was paid pursuant to an agreement at the time of hire.

Option Grants in Fiscal 2005

The following table sets forth information concerning the grants of stock options by each of the Company’s named executive officers during fiscal 2005.

Name	Number of Securities Underlying Options (#)	% of Total Options Granted to Employees	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
Monte R. Black	—	—	—	—	—	—
Robert Valentine	80,000	51.6%	2.49	12/1/2014	125,600	317,600
James P. Mock	—	—	—	—	—	—

Fiscal 2005 Aggregated Option Exercises and Fiscal Year-End Option Values

The following table sets forth information concerning the exercise of stock options by each of the Company’s named executive officers during fiscal 2005 and fiscal year end value of unexercised options.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At Fiscal Year- End (#)		Value of Unexercised In-The-Money Options At Fiscal Year- End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercsiable
Monte R. Black	—	—	110,000	25,000	14,250	4,750
Robert Valentine	—	—	5,000	95,000	700	2,100
James P. Mock	—	—	181,000	25,000	14,250	4,750

(1)	Value is based on the June 30, 2005 closing price of $2.04 per share of the Company’s common stock on the NASDAQ National Market.

Compensation of Directors

Directors who are employees of the Company do not receive compensation for serving as Directors. Non-employee Directors are paid a quarterly fee of $2,500 ($4,000 for the Audit Committee chair), plus $1,500 for each Board of Directors meeting attended in person, $1,000 for attendance at each committee meeting ($1,500 for the Audit Committee chair) and 50% of the regular fee for participation in each Board or committee meeting via teleconference. In addition, the Lead Director shall receive additional compensation of $10,000 per quarter.

Under the Company’s 1997 Stock Option Plan, each non-employee Director of the Company shall be granted 2,000 non-qualified options at the first annual shareholders meeting at which he or she is elected a director and 3,000 options shall be granted at each subsequent annual shareholders meeting at which he or she is re-elected as a director. Additional options may be granted to the non-employee Directors at the discretion of the Compensation Committee. During fiscal 2005, each non-employee Director was granted options to purchase 3,000 shares of Common Stock.

All Directors of the Company also are reimbursed for reasonable travel expenses to and from meetings of the Board of Directors and committees.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

The Company entered into a severance agreement with Mr. Black (the “Severance Agreement”), which is designed to ensure the continuity of management in the event of a change in control. The Severance Agreement provides that following a change in control Mr. Black will be entitled to severance compensation upon termination of employment during the period commencing with the occurrence of the change in control and continuing until the earliest of (i) the third anniversary of the occurrence of the change in control, (ii) death or (iii) attainment of age 65 and the occurrence of one or more certain additional events.

Under the Severance Agreement, severance compensation will be a lump sum payment in an amount equal to three times the sum of (i) base pay at the highest rate in effect for the three calendar years immediately preceding the year in which the change in control occurs, plus (ii) incentive pay in an amount equal to not less than the highest aggregate annual bonus, incentive or other payments of cash compensation made or to be made in regard to services rendered in any fiscal year during the three fiscal years immediately preceding the year in which the change in control occurs, less the sum of (iii) any and all payments received from the Company, a successor or their affiliates following a change in control, plus (iv) any future payments to be made in accordance with any employment agreements or other contracts between the Company and such other entities. For three years following termination, the Company will arrange to provide Mr. Black with welfare benefits substantially similar to those he was receiving or was entitled to receive immediately prior to the termination date, with such three-year period qualifying as service with the Company for the purpose of determining service credits and benefits under the Company’s various retirement benefit plans.

The Company has agreed to pay any and all legal fees incurred by Mr. Black in connection with the interpretation, enforcement or defense of his rights under the Severance Agreement. The Severance Agreement automatically renews for successive one-year terms unless the Company or Mr. Black gives notice of intent to terminate before such renewal. The Severance Agreement was renewed for fiscal 2005 and has also been renewed for fiscal 2006.

Effective February 15, 2005, the Company entered into employment agreements with Mr. Valentine and Mr. Mock. Each agreement has a three-year term that is automatically extended for an additional one-year period unless the agreement is otherwise terminated. Following is a summary of the terms and conditions of each agreement:

•	If the executive’s employment is terminated by his death, the executive’s beneficiary shall be entitled to (i) any base salary that is accrued but unpaid, any vacation that is accrued but unused and any unreimbursed business expenses; (ii) a pro rata award under the bonus program which is applicable to the executive at the time of his death; and (iii) any benefit following termination of employment which may be provided under the Company’s fringe benefit plans, policies and programs.

•	If the executive officer becomes disabled (as defined in the agreement), the executive shall continue to receive his base salary at the rate then in effect for such period until his employment is terminated due to his disability; provided, however, that payments of base salary shall be reduced by the value of any income under any disability benefit plan or plans of the Company. The Company may terminate the executive’s employment in the event of his disability, provided the executive does not return to work full-time within 30 days after he receives notice of termination of employment from the Company. Upon termination of employment, the executive will be entitled to the same benefits and payments described above.

•	The Company may terminate the executive without cause effective as of a date specified by the Company or the executive may terminate his or her employment for “good reason” effective as of a date specified by the executive. Upon termination “without cause” or for “good reason”, the executive will be entitled to the same benefits and payments described above. In addition, the Company must pay the executive an amount referred to as a “bridge separation allowance,” which is equal to twelve and nine months of base salary to Mr. Valentine and Mr. Mock, respectively, payable on regular payroll dates, or until the executive accepts a comparable position with another company.

•	If there is a change-in-control, the executive shall become fully vested in all employee benefit programs, including without limitation, all stock options in which he was a participant at the time of the change-in-control.

•	If any portion of the payments and benefits provided for in an agreement would be considered “excess parachute payments” under section 280G(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and subject to excise tax, the Company will reduce the executive’s payments to an amount which is $1 less than the amount that would be an “excess parachute payment.”

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is comprised of two outside directors, Messrs. Klisares and Walsh, neither of whom is or was formerly an officer of the Company, although Mr. Walsh served as Vice President, Finance, Chief Financial Officer and Secretary of MPW Industrial Services, Inc., a subsidiary of the Company from April 1994 until August 1995. During fiscal 2005, none of the Company’s executive officers served on the board of any entity of which a Compensation Committee member was an executive officer or on the compensation committee of any entity of which any Director of the Company was an executive officer.

Board Compensation Committee Report on Executive Compensation*

Role of Compensation Committee

In general, the Company’s compensation program for executive officers consists of three primary elements: a base salary, a discretionary bonus and periodic grants of stock options. The Compensation Committee believes that it is important to pay competitive salaries but also to make a high proportion of the executive officers’ total compensation at risk in order to cause the executive officers to focus on both the short-term and the long-term interests of the Company’s shareholders. Therefore, the bonus (which permits individual performance to be recognized on an annual basis, and which is based, in part, on an evaluation of the contribution made by the executive officer to the Company’s performance and other individual and organizational goals) and stock option grants (which directly tie the executive officer’s long-term remuneration to stock price appreciation realized by the Company’s shareholders) are important components of the overall compensation package.

Base Salary

Base salary is reviewed annually. In evaluating the base salary component of compensation for the Company’s executive officers, the Compensation Committee considers individual performance and industry analysis and comparisons. For fiscal 2005, the base salary of Mr. Black remained unchanged. Mr. Valentine’s salary was increased in fiscal 2005 upon his appointment to serve in the capacity of Chief Operating Officer in July 2004. Mr. Mock’s salary was reduced in fiscal 2005 upon the change in his position to an administrative role from Vice President and General Manager of Industrial Cleaning and Facility Maintenance.

Bonus Plan

Bonuses are awarded at the discretion of the Compensation Committee and are targeted at a percentage of the annual base salary of each executive officer. The targeted bonus is the bonus the Company expects to award, based on the Company’s and individual’s achievement of certain performance objectives. The granted bonus may be more or less than the targeted percentage, based on the subjective determination by the Compensation Committee of the executive’s performance and the Company’s performance in relation to the stated goals. For fiscal 2005, Mr. Black and Mr. Valentine did not receive an annual bonus. Mr. Mock received an annual bonus for fiscal 2005, which was significantly less than his targeted bonus.

Stock Options

The purpose of the Company’s 1997 Stock Option Plan is to attract and retain key personnel and directors of the Company and to enhance their interest in the Company’s continued success. The maximum number of the Company’s Common Shares with respect to which awards may be granted under the 1997 Stock Option Plan is 1,200,000. During fiscal 2005, the Company granted 80,000 stock options to Mr. Valentine.

Chief Executive Officer Compensation

Mr. Black, the Company’s Chief Executive Officer, was paid an annual salary of $475,000 and no annual bonus for the fiscal year ended June 30, 2005. No stock options were granted to Mr. Black during fiscal 2005. The Compensation Committee believes that tying the remuneration of Mr. Black to the achievement of certain Company performance goals and to the performance of the Common Stock will enhance the long-term performance and stability of the Company.

*	Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the information set for under “—Board Compensation Committee Report on Executive Compensation” shall not be incorporated by reference into any such filings.

Section 162(m) Compliance

Section 162(m) of the Code places certain restrictions on the amount of compensation in excess of $1,000,000, which may be deducted for each executive officer. The Company intends to satisfy the requirements of Section 162(m) should the need arise.

Submitted by the Compensation

Committee of the Company

PETE A. KLISARES, Chairman

TIMOTHY A. WALSH

Report of the Audit Committee

The Audit Committee currently consists of four directors, each of whom is independent within the applicable rules of the SEC and Nasdaq, and operates under a written charter (see Appendix 1) adopted by the Board of Directors. The primary function of the Audit Committee is to oversee the accounting and auditing affairs of the Company as well as to approve transactions between Mr. Black or other affiliates and the Company. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements of the Company for the year ended June 30, 2005, with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the Company’s independent registered public accounting firm, KPMG LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, Communication With Audit Committees. In addition, the Audit Committee has discussed with KPMG LLP the auditors’ independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plan for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2005 for filing with the SEC. The Audit Committee has also appointed KPMG LLP as the Company’s independent auditors for the year ending June 30, 2006.

Fees related to services performed by KPMG LLP in 2005 and Ernst & Young LLP in 2004 were as follows:

	Fiscal 2005		Fiscal 2004
Audit Fees (including quarterly review fees)	$175,000		$124,000
Audit-Related Fees	15,000	(1)	7,400	(1)
Tax Fees	—		65,000
All Other Fees	—		—

Total	$190,000		$196,400

(1)	Audit-Related Fees include the fees associated with the audit of the Company’s Savings Plan.

Under applicable SEC Rules, the Audit Committee is to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to ensure that they do not impair the firm’s independence from the Company. The SEC Rules specify the types of non-audit services that independent registered public accounting firms may not provide to their audit clients and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.

Consistent with applicable SEC Rules, the charter of the Audit Committee requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accounting firm to the Company or any of its subsidiaries. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee, and, if it does, the decision of that member or members must be presented to the full Audit Committee at its next regularly scheduled meeting.

All of the services rendered by KPMG LLP and Ernst & Young LLP to the Company during fiscal 2005 and 2004, respectively, were pre-approved by the Audit Committee.

The Audit Committee has considered and concluded that the provision of the above services other than audit services is compatible with maintaining KPMG LLP’s independence. As required under the Sarbanes-Oxley Act of 2002, the Audit Committee will review and pre-clear any permitted, non-audit related services to be performed by KPMG LLP during fiscal 2006.

Submitted by the Audit Committee of the Company:

TIMOTHY A. WALSH, Chairman ALFRED FRIEDMAN PETE A. KLISARES LUKE FECK

Independent Registered Public Accounting Firm

On September 15, 2004, the Audit Committee of the Board of Directors of the Company dismissed its independent registered public accounting firm, Ernst & Young LLP, and determined to appoint KPMG LLP as its new independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending June 30, 2005. The change was the result of a selection process that considered quantitative and qualitative attributes of several accounting firms. Ernst & Young LLP’s dismissal was effective on September 24, 2004. On September 30, 2004, KPMG LLP accepted the appointment to serve as the Company’s independent registered public accounting firm for the year ending June 30, 2005.

The reports of Ernst & Young LLP on the consolidated financial statements for the years ended June 30, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that its audit report for fiscal 2003 was modified to reflect a change in the Company’s method of accounting for goodwill in 2003 in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

In connection with its audits for the two years ended June 30, 2004 and through September 30, 2004, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (as defined in Item 304(a)(1)(iv) of Regulation S-K), and there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K).

The Company requested that Ernst & Young LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated September 24, 2004 was filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on September 24, 2004.

Representatives of KPMG LLP are expected to appear at the Annual Meeting and will have the opportunity to make a statement, if they wish to do so, and will be available to answer appropriate questions from shareholders at that time. The Board of Directors expects to appoint KPMG LLP as its independent auditors for the fiscal year ending June 30, 2006.

Performance Graph*

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and a peer group selected by the Company to include companies that provide a broader range of services to industry. These companies are similar to the Company in that they provide various services to industry on an outsourcing basis, though not necessarily the same types of services as the Company. The companies that make up the Peer Group are: ABM Industries, Inc., Comfort Systems USA, Inc., Dycom Industries, Inc., Emcor Group, Inc., Encompass Services Corp., Firstservice Corp., Integrated Electrical Services, Inc., Mastec Inc., Mobile Mini, Inc., Quanta Services, Inc., The Servicemaster Company, United Rentals, Inc. and Viad Corp.

*	Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the information set forth under “—Performance Graph” shall not be incorporated by reference into any such filings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee of the Board of Directors is responsible for approving and reviews quarterly any transactions between the Company and Monte R. Black or other affiliates.

In 1996, the Company entered into a long-term lease arrangement for certain real estate and a commercial building located in Chesterfield, Michigan, which currently serves as one of the Company’s industrial container cleaning facilities, with the Black Family Limited Partnership, an Ohio limited partnership in which Monte R. Black serves as the sole general partner. The lease was for a term of ten years at an annual payment amount of approximately $421,000, payable monthly. In 1997, the Company entered into an amended lease agreement through November 30, 2004, which provided for an annual rental of $288,000, payable monthly. In connection with an expansion at the Chesterfield facility, the Company entered into an additional ten-year lease agreement in October of 2001, which provided for an annual rental of approximately $254,400, payable monthly. Effective December 1, 2004, the Company entered into a new five-year lease agreement for the entire Chesterfield facility, which provides for an annual rental of $508,800, which the Company believes is no less favorable than it would obtain in a third party arm’s-length transaction.

As part of an industrial revenue bond financing in 1986, Monte R. and Susan K. Black constructed an approximately 67,000 square foot building in Hebron, Ohio, which the Company leased for a ten-year term. Annual rent payments on the building and equipment during this ten-year term were $726,000, payable monthly. In 1997, the Company entered into an amended lease agreement through December 31, 2004, which provided for an annual rental of $600,000, payable monthly. Effective January 1, 2005, the Company entered into a new five-year lease agreement, which provides for an annual rental of $644,100, which the Company believes is no less favorable than it would obtain in a third party arm’s-length transaction.

In 1989, the Company entered into a five-year agreement to rent certain real estate and a commercial building located in Newark, Ohio from Monte R. and Susan K. Black as the principal offices of the Company’s industrial water subsidiary. In 1993, the Company extended the lease for an additional five-year term with annual lease payments of $46,920, payable monthly. Effective December 1, 1997, the Company entered into a lease agreement through December 31, 2004, which provided for an annual rental of $66,000, payable monthly. In 1999, the Company entered into an additional lease agreement through December 31, 2004 to rent certain real estate and a commercial building located in Newark, Ohio from Miramonte Property Management, LLC, a limited liability company controlled by Monte R. Black, as additional operating space for the Company’s industrial water subsidiary. Effective January 1, 2005, the Company entered into a new five-year lease agreement with Monte R. and Susan K Black and Miramonte Property Management, LLC for the entire Newark facility, which provides for an annual rental of $144,000, which the Company believes is no less favorable than it would obtain in a third party arm’s-length transaction.

In May 2003, the Company entered into a one-year agreement to rent an aircraft from Miramonte Aviation, LLC, a limited liability company controlled by Monte R. Black. The lease provides for an annual lease payment of $420,000, payable monthly, plus applicable state and local taxes and includes four one-year options to renew at the lessor’s option upon 30 days written notice. The lease also provides for payment of $300 per aircraft hour, payable monthly, for the cost of engine hot section inspections. The Company believes the lease terms are no less favorable than it would obtain in a third party arm’s-length transaction. The first one-year renewal option terminated on May 12, 2005 and the lease was renewed for another one-year term.

In September 2001, the Company entered into a ten-year agreement to rent certain real estate and a commercial building located in Rockport, Indiana, from Miramonte Property Management, LLC as additional operating space for the Company’s Industrial Cleaning and Facility Maintenance business. The lease provides for annual rental of $72,000, payable monthly, which the Company believes is no less favorable than it would obtain in a third party arm’s-length transaction.

During fiscal 2005, the Company paid $75,000 to Miramonte Ranch, LLC, a limited liability company controlled by Monte R. Black, for use of a ranch for business meetings, entertainment and overnight lodging of customers and other business associates. The Company believes the amounts charged by Miramonte Ranch, LLC are no less favorable than it would obtain in a third party arm’s-length transaction.

The Company provides from time to time certain fabrication-type services to Pro-Kleen Industrial Services, Inc (“Pro-Kleen”), a portable sanitation services company wholly owned by Monte R. Black. During fiscal 2005, such services totaled $298,000. The largest amount outstanding from Pro-Kleen at any time during fiscal 2004 was $250,000. As of October 21, 2004, there is approximately $208,000 outstanding from Pro-Kleen.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Ownership of and transactions in the Company’s Common Stock by executive officers, directors and persons who beneficially own more than 10% of the Common Shares are required to be reported to the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934. Based solely on a review of copies of the reports furnished to the Company and written representations that no other reports were required, the Company believes that, during fiscal 2005, all filing requirements were complied with, except that on or about December 22, 2004 each of Messrs. Klisares, Friedman, Walsh and Feck filed a late Form 4 reporting stock options granted upon re-election to the Board of Directors at the 2004 annual meeting of shareholders.

SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Shareholder proposals for the 2006 annual meeting of shareholders (the “2006 Annual Meeting”) pursuant to SEC Rule 14a-8 must be received by the Secretary of the Company by July 1, 2006, to be included in the Company’s proxy statement, notice of annual meeting and proxy related to the 2006 Annual Meeting. With respect to any shareholder proposal not submitted pursuant to SEC Rule 14a-8 in connection with the 2006 Annual Meeting, the proxy for such meeting will confer discretionary authority to vote on such proposal unless (i) the Company is notified of such proposal not later than September 13, 2005, and (ii) the proponent complies with the other requirements set forth in SEC Rule 14a-4.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for action at the forthcoming Annual Meeting. However, the proxy confers upon the persons named therein discretionary authority to act upon any other matter that may properly come before the meeting.

The Company will furnish a copy of its Annual Report on Form 10-K for the year ended June 30, 2005, including financial statements and schedules thereto, but excluding other exhibits, without charge, to any person upon written request addressed to Robert Valentine, Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer, MPW Industrial Services Group, Inc., 9711 Lancaster Road, S.E., Hebron, Ohio 43025.

/s/ ROBERT VALENTINE

Robert Valentine Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer

October 28, 2005

Hebron, Ohio

APPENDIX 1

MPW INDUSTRIAL SERVICES GROUP, INC.

CHARTER OF THE

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

(As approved by the Board of Directors on September 14, 2004)

I.	ORGANIZATION

This charter governs the operations of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of MPW Industrial Services Group, Inc. (the “Company”). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board. The Committee shall be members of, and appointed by, the Board and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent as along as they do not accept any consulting, advisory, or other compensatory fee from the Company, are not an affiliated person of the Company or its subsidiaries and meet the independence requirements of Nasdaq and the rules and regulations of the Securities and Exchange Commission (the “SEC”), including Rule 10A-3 of the Securities Exchange Act of 1934, as amended, in each case as determined by the Board. All Committee members shall be financially literate, and at least one member shall be a “financial expert” as defined by SEC regulations.

The Committee shall serve at the pleasure of the Board. The Board may fill any vacancies on the Committee and may remove a Committee member at any time with or without cause. Unless a Chair is designated by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee’s members.

The Board shall determine, when applicable, whether service by a Board member on more than three public company audit committees impairs the ability of such member to serve on the Committee. Any such determination shall be disclosed in the Company’s annual proxy statement.

II.	PURPOSE

The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to:

•	The Company’s financial statements;

•	The financial reporting process;

•	The system of internal accounting and financial controls;

•	The performance of the Company’s independent auditors;

•	The independent auditor’s qualifications and independence; and

•	The Company’s compliance with ethics policies and legal and regulatory requirements.

In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the Company’s independent auditors, the Company’s internal auditors and the management of the Company.

In discharging its oversight role, the Committee is authorized to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and is fully authorized to engage independent counsel and other advisers as it deems necessary.

III.	DUTIES AND RESPONSIBILITIES

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. While the Committee has the responsibility and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles (“GAAP”). Management, and not the Board or the Committee, is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

In carrying out its responsibilities, the Committee should apply policies and procedures that are flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The following shall be the principal duties and responsibilities of the Audit Committee. These are set forth as a guide with the understanding that the Committee or the Board may supplement them as appropriate.

A.	The Committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent auditors, including the resolution of disagreements between management and the auditor regarding financial reporting.

B.	The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated shall be presented to the full Committee at its next scheduled meeting.

C.	At least annually, the Committee shall obtain and review a report by the independent auditors describing:

•	The firm’s internal quality control procedures;

•	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

•	Any relationships between the independent auditor and the Company (to assess the auditor’s independence).

D.	The Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and Nasdaq listing standards.

E.	The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation.

F.	The Committee shall discuss with management, the internal auditors and the independent auditors, the adequacy and effectiveness of the accounting and the financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., Company’s Code of Business Conduct and Ethics).

G.

The Committee shall meet separately and periodically with management, the internal auditors and the independent auditors to discuss issues and concerns warranting Committee attention or issues of concern to such independent auditors or internal auditors. The Committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with members of the Committee. The Committee shall review with the independent auditors any audit problems or difficulties and management’s response.

H.	The Committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within GAAP that have been discussed with management.

I.	The Committee shall review management’s assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditor’s report on management’s assessment.

J.	The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance the Company provides to analysts and rating agencies. This discussion may be general in nature, and need not take place in advance of either each earnings release or each instance in which the Company may provide earnings guidance.

K.	The Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

L.	The Committee shall review with management and the independent auditors the financial statements and disclosures under MD&A to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders, if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

M.	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

N.	The Committee shall be available to the Company’s outside counsel with respect to the report of any evidence of a material violation of securities laws or breach of fiduciary duty.

O.	The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

P.	The Committee shall review and approve all related party transactions.

Q.	The Committee shall determine the appropriate funding needed by the Committee for payment of:

•	Compensation to the independent audit firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company;

•	Compensation to any advisers employed by the Committee; and

•	Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

R.	The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

IV.	MEETINGS

The Committee shall meet at least four times annually and may convene more frequently as circumstances dictate. All members of the Committee are expected to attend each meeting, in person or via teleconference or other means of electronic communications permitted under applicable law and the Company’s Code of Regulations.

The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the Board. The Committee may act by a majority of its members at a meeting or without a meeting if all members of the Committee consent to the action in writing or by other means of electronic transmission permitted under applicable law and the Company’s Code of Regulations. The Chairman of the Committee shall provide the Board with a report of the Committee’s activities and proceedings at each regularly scheduled meeting of the Board.

c/o National City Bank

Corporate Trust Operations

Locator 5352

P. O. Box 92301

Cleveland, OH 44101-4301

_________________________

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of

Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

ê Please fold and detach card at perforation before mailing. ê

MPW INDUSTRIAL SERVICES GROUP, INC.
PROXY FOR 2005 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Monte R. Black and Robert Valentine as proxies, each with the full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all common shares, without par value, of MPW Industrial Services Group, Inc., held of record by the undersigned on October 20, 2005 at the Annual Meeting of Shareholders to be held on December 1, 2005 or at any adjournments thereof.

Dated: , 2005

Signature(s)

Printed Name(s)

Signature(s) shall agree with the name(s) printed on the share certificate. If signing as attorney, executor, trustee or guardian, please give your full title as such, and if signing for a corporation, please give your title. When shares are in the name of more than one person, each must sign.

Please Sign and Return the Proxy Card Promptly

ê Please fold and detach card at perforation before mailing. ê

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

1.	ELECTION OF DIRECTORS:

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Monte R. Black	Alfred Friedman	Pete A. Klisares	Timothy A. Walsh	Luke Feck

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

BE SURE TO DATE AND SIGN THE REVERSE SIDE OF THIS CARD